Exhibit 10(d)
                                 AMENDMENT NO. 4
                                       TO
             RESTATED AGREEMENT FOR SUPPLEMENTAL RETIREMENT BENEFITS
                             FOR ROBERT A. McCORMICK

      WHEREAS, TrustCo Bank Corp NY, a New York corporation (hereinafter referred to as "TrustCo"), Trustco Bank, National Association, a national bank duly organized and existing under the laws of the United States (hereinafter referred to as the "Corporation"), and Robert A. McCormick (hereinafter referred to as the "Executive") entered into a Restated Agreement for Supplemental Retirement Benefits, dated as of January 1, 1994 (hereinafter referred to as the "Agreement"); and WHEREAS, TrustCo, the Corporation and the Executive desire to amend the Agreement, effective as of December 31, 2001, to correct and clarify the formula for actuarially calculating the Executive's projected benefit at normal retirement date.

      NOW, THEREFORE, the Agreement is hereby amended, effective as of December 31, 2001, so that it will read as follows:

                                       I.

      Section 2.4 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

      "Section 2.4 Determination of Supplemental Account Balance after Normal Retirement Date. If the Executive remains in the employment of the Corporation beyond his Normal Retirement Date, his Account Balance Increment for each Determination Year subsequent to his Normal Retirement Date shall be equal to an interest credit equal to the Supplemental Account Balance on the prior Valuation Date multiplied by the interest rate on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service for the month of November of the calendar year preceding the calendar year of the determination (or such other interest rate as may be then applied for purposes of determining the amount of a lump sum distribution, as specified in Section 1.3C of the Trustco Retirement Plan)."

                                       II.

      Throughout the Agreement, the following parenthetical phrase is added after the phrase "the interest rate on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service for the month of November of the calendar year preceding the calendar year of the determination:"

      "(or such other interest rate as may be then applied for purposes of determining the amount of a lump sum distribution, as specified in Section 1.3C of the Trustco Retirement Plan)"


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      IN WITNESS WHEREOF, TrustCo, the Corporation and the Executive have caused this Amendment No. 4 to be executed by its duly authorized officer this 15th day of May, 2001.

TRUSTCO BANK CORP NY

ATTEST:
                                                 By:/s/ Henry C. Collins
                                                    ___________________________
                                                    Henry C. Collins, Secretary

                                              TRUSTCO BANK, NATIONAL ASSOCIATION
/s/ William M. McCartan
________________________________________
William M. McCartan, Assistant Secretary

                                                 By:/s/ Henry C. Collins
                                                    ___________________________
                                                    Henry C. Collins,
                                                    Secretary

                                                EXECUTIVE

                                                /S/Robert A. McCormick
                                                ______________________
                                                Robert A. McCormick

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